EXHIBIT 1.1

FORM OF UNDERWRITING AGREEMENT

[   ] Units, each Unit Consisting of
One Share of Common Stock and
One Redeemable Common Stock Purchase Warrant

Of

ANTEX BIOLOGICS INC.

New York, New York

____________, 2002

Roan/Meyers Associates, L.P.,
as Representative of the
several Underwriters named in
Schedule I
c/o 17 State Street
New York, New York 10004

Ladies and Gentlemen:

     Antex Biologics Inc., a Delaware corporation (the “Company”), proposes to issue and sell [______] units (the “Units”), each Unit comprised of: one share (“Share”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and one Redeemable Common Stock Purchase Warrant (a “Warrant”) in a public offering (“Offering”) registered under Section 5 of the Securities Act of 1933, as amended. The aforesaid [______] Units, Shares and Warrants (together, referred to as the “Firm Securities”), together with (i) all or any part of the up to [______] additional Units subject to the overallotment option described in Section 2(b) hereof (the “Overallotment Securities”) and (ii) the shares of Common Stock issuable upon the exercise of the Warrants comprising the Firm Securities and the Overallotment Securities hereinafter are referred to collectively as the “Securities.” This agreement confirms the agreement by the Underwriters named in Schedule I (“Underwriters”) to purchase the Firm Securities from the Company upon the terms and conditions contained herein. Roan/Meyers Associates, L.P. shall act as representative (the “Representative”) of the several Underwriters.

     The Warrants comprising the Units are being issued pursuant to a Warrant Agreement, dated the date hereof (the “Warrant Agreement”), by and among the Company, the Representative and American Stock Transfer and Trust Company (the “Warrant Agent”).

     The Company also proposes to issue and sell to the Underwriters, an option (the “Representative Unit Purchase Option”) pursuant to the Representative Purchase Option

Agreement (the “Representative Unit Purchase Option Agreement”) for the purchase of an aggregate of 10% of the number of Units (the “Representative Option Units”) being sold as provided in Section 2(d) hereof. The Representative Unit Purchase Option, Representative Option Units, the shares of Common Stock and Warrants comprising the Representative Option Units, and the shares of Common Stock issuable upon the exercise of the Warrants comprising the Representative Option Units hereinafter are referred to collectively as the “Representative Securities.”

     The Securities and the Representative Unit Purchase Option are more fully described in the Registration Statement (as defined in Subsection 1(a) hereof) and the Prospectus (as defined in Subsection 1(a) hereof) referred to below.

1.	Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, and as of the Closing Date and as of any Overallotment Closing Date (as defined in Subsection 2(c) hereof), if any, as follows:

(a)	The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form SB-2 (SEC File No. 333-[______]), and has filed amendments to said registration statement on ______(with the preliminary prospectus included in Amendment Nos. ______to said registration statement each being referred to herein as the “Preliminary Prospectus”), for the registration of the offer and sale of Securities and the Representative Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and each amendment thereto has been prepared by the Company in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act, and copies of which have heretofore been delivered to the Underwriters. Following execution of this Agreement, the Company will promptly file (i) after the Registration Statement has been declared effective by the Commission, a Prospectus under Rules 430A and/or 424(b) under the Act, in either case in form satisfactory to the Representative or (ii) in the event the Registration Statement has not been declared effective, a further amendment to the Registration Statement in the form heretofore delivered to the Representative and will not, before the Registration Statement becomes effective, file any other amendment thereto unless the Representative shall have consented thereto after having been furnished with a copy thereof. Except as the context may otherwise require, the Registration Statement in the form on file with the Commission at the time it becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof and all information, if any, deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations) is hereinafter called the “Registration Statement” and the form of prospectus, in the form first filed with the Commission after the effectiveness of the Registration Statement pursuant to Rule 424(b) of the Rules and Regulations, is hereinafter called the “Prospectus.” For purposes hereof, “Rules and Regulations” mean the rules and regulations adopted by the Commission under the Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Preliminary Prospectus, the Registration Statement or the Prospectus or any part thereof and no proceedings for a stop order have been instituted or are pending or, to the best knowledge of the Company, threatened.

(c)	The Preliminary Prospectus at the time of filing thereof conformed in all material respects with the requirements of the Act and the Rules and Regulations, and did not at the time of filing thereof contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein and necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)	The Registration Statement when it becomes effective and at all times subsequent thereto up to the Closing Date and each Overallotment Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement, nor any amendment thereto, at the time the Registration Statement or such amendment is declared effective under the Act, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Prospectus at the Closing Date and at any Overallotment Closing Date, and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or a dealer, will conform in all material respects to the requirements of the Act and the Rules and Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)	The Company and each of its subsidiaries has been duly incorporated and is now, and at the Closing Date and any Overallotment Closing Date will be, validly existing as a corporation in good standing under the laws of the state of its incorporation. Other than as described in the Registration Statement, neither the Company nor any subsidiary owns, directly or indirectly, an interest in any corporation, partnership, trust, joint venture or other business entity. The Company and each of its subsidiaries is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which its ownership or leasing of its properties or the character of its operations require such qualification to do business, except where the failure to be so qualified would not have a material adverse effect on the business, operations or financial condition of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries has all requisite corporate power and authority, and has obtained any and all necessary applications, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including, without limitation, those having jurisdiction over environmental or similar matters), to own or lease its properties and conduct its business as described in the Prospectus, except where the failure to do so would not have a Material Adverse Effect; the Company and each of its subsidiaries is and has been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations, except where the failure to do so would not have a Material Adverse Effect; and neither the Company or any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise, or permit which, singly or in the aggregate, would, if the subject of an unfavorable decision ruling or finding, have a Material Adverse Effect.

(f)	The Company has a duly authorized, issued and outstanding capitalization as set forth in the Prospectus under the caption “Capitalization” and will have the adjusted capitalization set forth therein on the Closing Date and the Overallotment Closing Date, if any, based upon the assumptions set forth therein. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for the Company to issue any capital stock, rights, warrants, options or other securities, except for this Agreement, the Representative Unit Purchase Option and as otherwise described in the Prospectus under the Section headed “Description of Capital Stock.” All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being the holders thereof; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company to subscribe for or purchase securities. The sale of the Securities and Representative Securities are not and will not be subject to any preemptive or other similar rights of any stockholder of the Company to subscribe for or purchase the securities, have been duly authorized and, when issued, paid for and delivered in accordance with the terms hereof and thereof, will be validly issued, fully paid and non-assessable, and, except as otherwise specifically provided in the Warrant Agreement or the Representative Unit Purchase Option Agreement, the holders thereof will not be subject to any liability solely by reason of being the holders thereof. All corporate action required to be taken for the authorization, issuance and sale of the Securities and the Representative Securities has been duly and validly taken; and the certificates, if any, representing the Securities and the Representative Securities will be in due and proper form. Upon the issuance and delivery by the Company to the Underwriters of the Securities to be sold hereunder to the Underwriters, the Underwriters will acquire good and marketable title to such Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever. Upon the issuance and delivery by the Company to the Representative of the Representative Securities, the Representative will acquire good and marketable title to the Representative Securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

(g)	The consolidated financial statements of the Company, together with the related notes and schedules thereto, included in the Registration Statement, the Preliminary Prospectus and the Prospectus fairly present the consolidated financial position and the consolidated results of operations of the Company at the respective dates and for the respective periods to which they apply; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles and the Rules and Regulations, consistently applied throughout the periods involved. Other than as described in the Prospectus, there has been no material adverse change or development involving a prospective change in the condition, financial or otherwise, or in the earnings, business affairs, position, prospects, value, operation, properties, business, or results of operation of the Company, whether or not arising in the ordinary course of business, since the dates of the financial statements included in the Registration Statement and the Prospectus and the outstanding debt, the property, both tangible and intangible, and the business of the Company, conform in all material respects to the descriptions thereof contained in the Registration Statement and in the Prospectus.

(h)	The Company maintains a system of internal accounting controls sufficient, in accordance with the requirements of the Exchange Act and the Rules and Regulations, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(i)	To the best knowledge of the Company, Eisner LLP, whose reports are filed with the Commission as a part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

(j)	The Company and each of its subsidiaries (i) has paid all federal, state, local, and foreign taxes for which it is liable, including, but not limited to, payroll withholding taxes and taxes payable under Chapters 21 through 24 of the Internal Revenue Code of 1986 (the “Code”), (ii) has furnished all material tax and information returns it is required to furnish pursuant to the Code, and has established adequate reserves for such taxes which are not due and payable, and (iii) does not have knowledge of any tax deficiency or claims outstanding, proposed or assessed against it.

(k)	The Company, on behalf of itself and its subsidiaries, maintains insurance, which is in full force and effect, of the types and in the amounts which it reasonably believes to be adequate for its business, including, but not limited to, personal injury and product liability insurance covering all personal and real property owned or leased by the Company against fire, theft, damage and all risks customarily issued against.

(l)	Except as disclosed in the Preliminary Prospectus, the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, pending or, to the knowledge of the Company, threatened against (or circumstances that may give rise to the same), or involving the properties or business of the Company or any subsidiary that: (i) questions the validity of the issuance of the outstanding capital stock of the Company or this Agreement or of any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement that is not so disclosed (and such proceedings as are summarized in the Registration Statement are accurately summarized in all material respects); or (iii) is reasonable likely to have a Material Adverse Effect.

(m)	The Company has full legal right, power and authority to enter into this Agreement, the Representative Purchase Option Agreement, the Warrant Agreement and the Consulting Agreement (as described in Section 4(w) hereof) and to consummate the transactions provided for in such agreements; and this Agreement, the Representative Purchase Option Agreement, the Warrant Agreement and the Consulting Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement, the Representative Purchase Option Agreement, the Warrant Agreement and the Consulting Agreement constitutes a legally valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting enforcement of creditors’ rights, or the application of equitable principles in any action, legal or equitable, and except that the enforceability of rights to indemnification or contribution may be limited by applicable law or public policy). Neither the Company’s execution or delivery of this Agreement, the Representative Purchase Option Agreement, the Warrant Agreement or the Consulting Agreement, its performance hereunder and thereunder, nor its consummation of the transactions contemplated herein and therein conflicts with or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, or result in the creation or imposition of any material lien, charge, claim, encumbrance, pledge, security interest or other restriction or equity of any kind whatsoever upon, any property or assets (tangible or intangible) of the Company or any subsidiary pursuant to the terms of: (i) the Certificate of Incorporation or By-Laws of the Company; (ii) any license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Company is a party or by which the Company or any subsidiary is bound or to which any of its or their properties or assets (tangible or intangible) is or may be subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including, without limitation, those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company, any of its subsidiaries, or any of its or their activities or properties.

(n)	No consent, approval, authorization or order of, and no filing with, any court, regulatory body, government agency or other body, domestic or foreign, is required for the issuance of the Securities pursuant to the Prospectus and the Registration Statement, the performance of this Agreement and the transactions contemplated hereby, except such as have been or may be obtained under the Act or may be required under state securities or Blue Sky laws in connection with (i) the Underwriters’ purchase and distribution of the Securities to be sold by the Company hereunder, (ii) the offer, sale, delivery of the Representative Unit Purchase Option by the Company to the Representative, (iii) offer, sale and delivery of the Representative Option Units issuable upon the exercise of the Representative Unit Purchase Option, and (iv) the offer and resale of the Representative Option Units issuable upon the exercise of the Representative Unit Purchase Option.

(o)	All agreements filed as exhibits to the Registration Statement to which the Company is a party have been duly and validly authorized, executed and delivered by the Company, and constitute legally valid and binding agreements of the Company, enforceable against it in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application relating to or affecting enforcement of creditors’ rights, or the application of equitable principles in any action, legal or equitable, (ii) except that the enforceability of rights to indemnification or contribution may be limited by applicable law or public policy, and (iii) except to the extent that such unenforceability would not have a Material Adverse Effect. The descriptions contained in the Registration Statement of material contracts and other documents are accurate in all material respects and fairly present the information required to be shown with respect thereto by the Rules and Regulations and there are no material contracts, government grants, collaborative relationships, or other documents which are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement which are not described or filed as required, and the exhibits which have been filed are complete and correct copies of the documents of which they purport to be copies.

(p)	Subsequent to the respective dates as of which the relevant information is set forth in the Registration Statement and Prospectus, and except as contemplated by this Agreement, the Representative Purchase Option Agreement, the Warrant

Agreement or the Consulting Agreement, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money in any material amount; (ii) entered into any transaction other than in the ordinary course of business; (iii) declared or paid any dividend or made any other distribution on or in respect of its capital stock; (iv) made any changes in capital stock, material changes in debt (long or short term) or liabilities other than in the ordinary course of business; or (v) made any material changes in or affecting the general affairs, management, financial operations, stockholders equity or results of operations of the Company other than in the ordinary course of business.

(q)	No default exists in the due performance and observance of any material term, covenant or condition of any license, contract, indenture, mortgage, installment sales agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which any of the Company may be bound or to which any of its property or assets (tangible or intangible) of the Company is subject or affected.

(r)	The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours.

(s)	Since January 1, 1993, the Company has not incurred any fines or penalties arising under or as a result of the application of the provisions of the Act or the Exchange Act.

(t)	Except as disclosed in the Registration Statement and Prospectus, the Company does not presently maintain, sponsor or contribute to any program or arrangement that is an “employee pension benefit plan,” an “employee welfare benefit plan “ or a “multiemployer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37) respectively of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). Except as disclosed in the Registration Statement and Prospectus, the Company does not maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA.

(u)	To the knowledge of the Company, it is not in violation in any material respect of any domestic or foreign laws, ordinances or governmental rules or regulations to which it is subject, except as could not reasonably be expected to have a Material Adverse Effect.

(v)	Except for registration rights for securities which are disclosed in all material respects in the Prospectus under the section entitled “Description of Capital

Stock”, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company exercisable for or convertible or exchangeable for securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act.

(w)	Neither the Company, nor, to the Company’s best knowledge after due inquiry, any of its employees, directors, stockholders or affiliates (within the meaning of the Rules and Regulations) has in connection with the offering of Securities contemplated by this Agreement taken, directly or indirectly, any action which is designed to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(x)	To its knowledge, after reasonable investigation, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, or licenses and rights to the foregoing presently owned or held by the Company are in dispute or are in any conflict with the right of any other person or entity within the Company’s current area of operations nor has the Company received notice of any of the foregoing. Except as described in the Registration Statement and the Prospectus, the Company, to its knowledge (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions or equities of any kind whatsoever, all patents, trademarks, service marks, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed to be conducted without infringing upon the right or claimed right of any person, corporation or other entity; and (ii) except under existing license agreement, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business.

(y)	To its knowledge, after reasonable investigation, the Company owns and has the unrestricted right to use all material trade secrets, trade-marks, trade names, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), patents, patent applications, inventions, designs, processes, works of authorship, computer programs and technical data and information (collectively herein “Intellectual Property”) required for the conduct of its business as it currently is conducted, free and clear of and without violating any right, lien, or claim of others, including without limitation, former employers of its employees.

(z)	The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all the Intellectual Property material to its operations.

(aa)	The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property owned or leased by it free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects, or other restrictions or equities of any kind whatsoever, other than liens for taxes or assessments not yet due and payable.

(bb)	Other than as provided for in this Agreement, the Representative Purchase Option Agreement, the Warrant Agreement or the Consulting Agreement, the Company has not incurred any liability and there are no arrangements or understandings for services in the nature of a finder’s or origination fee with respect to the sale of the Securities.

(cc)	The Securities, the shares of Common Stock and Warrants comprising the Representative Option Units, and the shares of Common Stock issuable upon the exercise of the Warrants comprising the Representative Option Units (collectively, the “Listed Securities”) have been approved for listing on the American Stock Exchange subject to official notice of issuance.

(dd)	Neither the Company or any of its subsidiaries, nor to its knowledge any of its or their respective officers, employees, agents or any other person acting on behalf of the Company or any subsidiary, has, directly or indirectly, unlawfully given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency (domestic or foreign) or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction).

(ee)	Except as set forth in the Prospectus, no officer or director of the Company, or any “affiliate” or “associate” (as these terms are defined in Rule 405 promulgated under the Rules and Regulations) of any such person, either directly or indirectly, has (i) an interest in any person or entity (not including beneficial ownership of not more than 1% of the outstanding shares of capital stock of any publicly-held entity) which (A) furnishes or sells services or products which are furnished or sold or (B) purchases from or sells or furnishes to the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which it may be bound or affected.

(ff)	No securities of the Company have been sold by the Company in the last three fiscal years, except as disclosed in Part II of the Registration Statement.

(gg)	The minute books of the Company have been made available to Underwriters’ Counsel (as defined in Section 12) and contain a complete summary of all meetings and actions of the Board of Directors and Stockholders of the Company since its date of formation. The stock ledgers of the Company are correct and accurate and reflect the record ownership of all owners of the Company’s capital stock. To the knowledge of the Company, all persons who are beneficial owners of more than 5% of the Common Stock of the Company are listed on the table in the Prospectus entitled “Principal Stockholders.”

(hh)	Except as disclosed in writing to the Underwriters, no officer or director of the Company is a member, or is an associated person of a member, of the National Association of Securities Dealers, Inc. (the “NASD”).

2.	Purchase, Sale and Delivery of the Securities and Agreement to Issue Representative Unit Purchase Option.

(a)	On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to Underwriters and each Underwriter agrees, severally and not jointly, to purchase from the Company the respective number of Firm Securities set forth in Schedule I hereto opposite its name at the price per Unit set forth below in Section 2(c).

(b)	In addition, on the basis of the representations, warranties, covenants and agreements, herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase severally and not jointly, up to an additional [______] Units. The option granted hereby will expire 45 days after the date of the Prospectus, and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Firm Securities upon notice by the Underwriters through the Representative to the Company, setting forth the number of Overallotment Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Overallotment Securities. Any such time and date of delivery shall be determined by the Representative, but shall not be later than seven (7) full business days after the exercise of said option, nor in any event prior to the Closing Date, as defined in paragraph (c) below, unless otherwise agreed to between the Representative and the Company. In the event such option is exercised, the Underwriters shall purchase such number of Overallotment Securities then being purchased which shall have been allocated to the Underwriters, and which such Underwriters shall have agreed to purchase, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional Securities. Nothing herein contained shall obligate the Underwriters to make any over-allotments. No Overallotment Securities shall be delivered unless the Firm Securities shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

(c)	Payment of the purchase price for, and delivery of certificates for, the Firm Securities shall be made at the offices of the Representative, Roan/Meyers Associates, L.P., 17 State Street, 17th Floor, New York, New York 10004, or at

such other place as the Company and the Representative shall agree, for the respective accounts of the several Underwriters. Such delivery and payment shall be made at 10:00 a.m. New York City time on ______, 2002 or at such other time and date as shall be designated by the Representative, but not more than three (3) business days after the Effective Date of the Registration Statement (such time and date of payment and delivery being hereafter called “Closing Date”). In addition, in the event that any or all of the Overallotment Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for such Overallotment Securities shall be made at the above-mentioned office or at such other place and at such time (such time and date of payment and delivery being hereinafter called “Overallotment Closing Date”) as shall be agreed upon by the Underwriters and the Company on each Overallotment Closing Date as specified in the notice from the Underwriters to the Company. Delivery of the certificates for the Firm Securities and the Overallotment Securities, if any, shall be made to the Underwriters against payment by the Underwriters of the purchase price for the Firm Securities and the Overallotment Securities, if any, to the order of the Company by certified check in New York Clearing House funds. The certificates for the Firm Securities and the Overallotment Securities, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two (2) business days prior to Closing Date or the relevant Overallotment Closing Date, as the case may be, or through the Depository Trust Company full FAST system. The certificates for the Firm Securities and the Overallotment Securities, if any, shall be made available to the Underwriters at the above-mentioned office or such other place as the Representative may reasonably designate for inspection, checking and packaging no later than 9:30 a.m. on the last business day prior to Closing Date or the relevant Overallotment Closing Date, as the case may be.

The purchase price of the Securities to be paid by the Underwriters to the Company for the Securities purchased under clauses (a) and (b) above will be $[______] per Unit (which price is net of the Underwriters discount and commissions). The Company shall not be obligated to sell any Securities hereunder unless all Firm Securities to be sold by the Company are purchased hereunder.

(d)	On the Closing Date, the Company, pursuant to the Representative Unit Purchase Option Agreement, shall issue and sell to the Representative the Representative Unit Purchase Option, which shall entitle the Representative to purchase an aggregate of [______] Units at a purchase price of $0.01 per Unit. The Representative Purchase Option shall be exercisable during the period beginning on the first anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date, at an exercise price per Unit equal to 120% of the public offering price of the Units. The Representative Unit Purchase Option Agreement and the form of Unit Purchase Option Certificate shall be substantially in the form filed as an Exhibit to the Registration Statement. Payment for the Representative Units Purchase Option shall be made on the Closing Date. For so long as the Unit

Purchase Option is outstanding, the Company shall keep on reserve for issuance a sufficient number of shares of Common Stock to cover (i) the exercise of the Representative Unit Purchase Option and (ii) exercise of the Warrants comprising the Representative Unit Purchase Option.

3.	Public Offering of the Securities. As soon after the Registration Statement becomes effective and as the Underwriters deems advisable, but in no event more than three (3) business days after such Effective Date, the Underwriters shall make a public offering of the Securities (other than to residents of or in any jurisdiction in which registration or qualification of the Securities, other than under the Act, is required and has not become effective) at the public offering price of $ per Unit and in compliance with the Rules and Regulations. The Underwriters may allow such concessions and discounts upon sales to other dealers as set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price after distribution of the Securities has been completed to such extent as the Underwriters, in their sole discretion, deem advisable.

4.	Covenants of the Company. The Company covenants and agrees with the Underwriters as follows:

(a)	The Company shall use its best efforts to cause the Registration Statement and any amendments thereto to become effective as promptly as practicable and will not at any time, whether before or after the effective date of the Registration Statement, file any amendment to the Registration Statement or supplement to the Prospectus or file any document under the Exchange Act: (i) before termination of the Offering of the Securities by the Underwriters which the Representative shall not previously have been advised and furnished with a copy; or (ii) to which the Underwriters shall have reasonably objected (except where such filing is required by law); or (iii) which is not in compliance with the Act, the Exchange Act or the Rules and Regulations.

(b)	As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters and confirm by notice in writing: (i) when the Registration Statement, as amended, becomes effective, if the provisions of Rule 430A promulgated under the Act will be relied upon, when the Prospectus has been filed in accordance with said Rule 430A and when any post-effective amendment to the Registration Statement becomes effective; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening of any proceeding, suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, or the institution or proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the receipt from the Commission of any comments on the Registration Statement, the Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto; and (v) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. If the Commission or any state securities commission or regulatory authority shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

(c)	The Company shall file the Prospectus (in form and substance satisfactory to the Representative) or transmit the Prospectus by a means reasonably calculated to result in filing with the Commission pursuant to Rule 424(b)(1) (or, if applicable and if consented to by the Underwriters pursuant to Rule 424(b)(4)) not later than the Commission’s close of business on the earlier of (i) the second business day following the execution and delivery of this Agreement and (ii) the fifth business day after the effective date of the Registration Statement.

(d)	The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the Offering of the Securities that differs from the corresponding prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Rules and Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such prospectus to which the Representative or Underwriters’ Counsel shall reasonably object.

(e)	The Company shall cooperate in good faith with the Underwriters and Underwriters’ Counsel, at or prior to the time the Registration Statement becomes effective, in endeavoring to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably designate, and shall cooperate with the Underwriters and Underwriters’ Counsel in the making of such applications and filing such documents and shall furnish such information as may be required for such purpose; provided, however, the Company shall not be required to qualify as a foreign corporation, become subject to taxation or file a general consent to service of process in any such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless the Underwriters agree that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction to continue such qualification.

(f)	During the time when in connection with the offer and sale of the Securities the Prospectus is required to be delivered under the Act, the Company shall use all reasonable efforts to comply with all requirements imposed upon it by the Act and the Exchange Act, as now and hereafter amended and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and the Prospectus, or any amendments or supplements thereto. If at any time when the Prospectus relating to the Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or Underwriters’ Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriters promptly and prepare and file with the Commission an appropriate amendment or supplement in accordance with Section 10 of the Act, each such amendment or supplement to be reasonably satisfactory to Underwriters’ Counsel, and the Company will furnish to the Representatives a reasonable number of copies of such amended Prospectus or supplement.

(g)	As soon as practicable, but in any event not later than 45 days after the end of the 12-month period commencing on the day after the end of the fiscal quarter of the Company during which the effective date of the Registration Statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company’s fiscal year), the Company shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Representative, an earnings statement which will be in such form and detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

(h)	During a period of five (5) years after the date hereof, and provided that the Company is required to file reports with the Commission under Section 13(a) or Section 15(d) of the Exchange Act, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) to the extent required by Section 14(a) of the Exchange Act, and will deliver to the Representative:

i) as soon as they are available, copies of all reports (financial or other) mailed to stockholders;

ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission;

iii) a copy of every press release released by the Company; and

iv) any additional information publicly disseminated concerning the Company and any future subsidiaries or their respective businesses which the Underwriters may reasonably request.

(i)	For as long as the Company is required to file reports with the Commission under Section 13(a) or Section 15(d) of the Exchange Act, the Company will maintain as its transfer agent and registrar American Stock Transfer & Trust Company, or any successor thereto designated by the Company that is registered transfer agent under the Exchange Act (the “Transfer Agent”).

(j)	The Company will furnish to the Underwriters or pursuant to the Underwriters’ direction, without charge, at such place as the Underwriters may designate, copies of (i) the Preliminary Prospectus, (ii) the Registration Statement and any pre-effective or post-effective amendments thereto (one copy of which will be manually executed and delivered to the Representative), in each case including all financial statements contained therein and all exhibits filed therewith and (iii) the Prospectus, and all amendments and supplements thereto, in each case as soon as available and in such quantities as the Underwriters may reasonably request.

(k)	The Company will not, and insofar as it is within its control, the Company will use reasonable efforts to cause its officers, directors and affiliates of any of them (within the meaning of the Rules and Regulations) not to take, directly or indirectly, any action designed to cause or result in the stabilization or manipulation of the price of any securities of the Company.

(l)	The Company shall apply the net proceeds from the sale of the Securities in the manner described under the caption “Use of Proceeds” in the Prospectus.

(m)	The Company shall furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Overallotment Closing Date, if any, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited consolidated interim financial statements of the Company (which in no event shall be as of a date more than forty-five (45) days prior to the date of the Registration Statement) which have been read by the Company’s independent public accountants, as stated in their letters to be furnished pursuant to Section 6(k) hereof.

(n)	For a period of two (2) years from the Closing Date, the Company shall furnish to the Representative, at the Company’s sole expense, a list, if any, of the securities positions of participants in the Depository Trust Company upon the Representative’s request.

(o)	Until a date which is two (2) years from the Closing Date, the Representative shall be entitled to appoint an individual who shall be permitted to attend all meetings of the Board and to receive all notices sent by the Company to members of the Board, and copies of all minutes thereof; provided that such individual must be independent of the Representative and may not be an officer, director, employee or affiliate (within the meaning of the Rules and Regulations) of the Representative. The Representative understands and agrees that the individual so appointed may receive material non-public information in connection with his duties, and, therefore, in compliance with the Company’s policies, will comply with all rules and regulations regarding the use of such information.

(p)	Following the Effective Date of the Registration Statement, and until the earlier of the expiration of or exercise of the Warrants, the Company, if necessary, shall, at its sole cost and expense, prepare and file such blue sky trading applications with such jurisdictions as the Representative may reasonably request, after consultation with the Company, in order to provide for the sale in those jurisdictions of Securities upon the exercise of the Warrants.

(q)	From the date hereof, until the earlier of (i) completion of the distribution of the Securities (including the Overallotment Securities) and (ii) the expiration of the Overallotment Option, the Company shall not, without prior consultation with the Representative, issue, directly or indirectly, any press release or other communication or hold any press conference with respect to the Company or its activities or the offering contemplated hereby, other than trade releases issued in the ordinary course of the Company’s business consistent with past practices with respect to the Company’s operations or as required by the Rules and Regulations.

(r)	At or prior to the Closing Date, the Company shall enter into a financial consulting agreement with the Representative (the “Consulting Agreement”), substantially in the form filed as an exhibit to the Registration Statement, pursuant to which the Representative will provide financial consulting services to the Company on the terms set forth in the Consulting Agreement.

(s)	On or before the effective date of the Registration Statement, the Company shall cause to be duly executed legally binding and enforceable agreements pursuant to which (i) each of the Company’s non-employee directors has agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their shares of Common Stock or other securities (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period commencing on the Effective Date and ending nine months after the closing date of the Offering, without the prior written consent of the Representative, and (ii) each executive officer has agreed not to, directly or indirectly, offer to sell, sell, grant any option for the sale of, assign, transfer, pledge, hypothecate or otherwise encumber any of their shares of Common Stock or other securities (either pursuant to Rule 144 of the Rules and Regulations or otherwise) or dispose of any beneficial interest therein for a period commencing on the Effective Date and ending nine months after the closing date of the Offering, without the prior written consent of the Representative. The Company will cause the Transfer Agent to place “stop transfer” orders on the stock ledger of the Company to give effect to the foregoing restrictions.

(t)	The Company hereby grants to the Representative a right of first refusal on the terms and subject to the terms and conditions set forth in this paragraph, for a period of 24 months commencing on the Closing Date, to purchase for its own account, or to sell for the account of the Company, or any subsidiaries of or successor to the Company, any debt or equity securities of the Company or any such subsidiary or successor, that the Company or any such subsidiary or successor may seek to sell through an underwriter, placement agent or broker-dealer, whether pursuant to an offering registered under the Act or otherwise (other than a financing associated with a strategic alliance). The Company and any such subsidiary or successor, will consult with the Representative with regard to any such offering and will offer the Representative the opportunity to purchase or sell any such securities on terms not more or less favorable to the Company, any such subsidiary or successor than it or they can secure elsewhere. If the Representative fails to accept such offer within ten business days after the mailing of notice containing such offer by registered mail addressed to the Representative, then the Representative shall have no further claim or right with respect to the financing proposal contained in such notice. If, however, the terms of the financing are subsequently modified in any material respect, then such modified terms shall constitute a new financing, and the preferential right referred to herein shall apply to such modified terms. The Representative’s failure to exercise its preferential right with respect to any particular proposal shall not affect its preferential rights relative to future proposals.

(u)	If the gross proceeds received by the Company from the sale of the Units are at least $10 million, then for a period of six months commencing on the Closing Date, except with the written consent of the Representative, which consent shall not be unreasonably withheld, the Company will not issue or sell, directly or indirectly, any shares of its capital stock, or sell or grant options, or warrants or rights to purchase any shares of its capital stock, except pursuant to (i) this Agreement, (ii) the Representative Purchase Option, (iii) the exercise of warrants and options of the Company heretofore issued and described in the Prospectus, (iv) the grant of options and the issuance of shares issued upon exercise of options issued or to be issued under the Company’s stock option plans as described in the Prospectus, and (v) strategic collaborations or licensing transactions. Except as discussed in the Prospectus, prior to the Closing Date, the Company will not issue any options or warrants without the prior written consent of the Representative.

(v)	Except as disclosed in or contemplated by the Registration Statement and Prospectus, the Company, for a period of 12 months following the Closing Date, shall not redeem any of its securities (other than its Series B Convertible Preferred Stock), and shall not pay any dividends (other than dividends on the Series B Convertible Preferred Stock), or make any other cash distribution in respect of its securities in excess of the amount of the Company’s current or retained earnings derived after the Closing Date without obtaining the Representative’s prior written consent, which consent shall not be unreasonably withheld. The Representative shall either approve or disapprove such contemplated redemption of securities or dividend payment or distribution within ten (10) business days from the date the Representative receives written notice of the Company’s proposal with respect thereto; a failure of the Representative to respond within the ten (10) business day period shall be deemed approval of the transaction.

(w)	In connection with the redemption of the Redeemable Warrants, the Representative shall be entitled to a fee of 5% of the exercise price for each Redeemable Warrant exercised; provided, however, that the Representative will not be entitled to receive such compensation in warrant exercise transactions in which (i) the market price of Common Stock at the time of exercise is lower than the exercise price of the warrants; (ii) the warrants are held in any discretionary account; (iii) disclosure of compensation arrangements is not made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of warrants at the time of exercise; (iv) the holder of the warrants has not confirmed in writing that the Representative solicited such exercise; or (v) the solicitation of exercise of the warrants was in violation of Regulation M promulgated under the Securities Act. The Company hereby covenants and agrees that it will not employ, retain or hire any other person or broker dealer in connection with the redemption of the Redeemable Warrants, without the prior written consent of the Representative. The covenants and agreements contained in this clause 4 (cc) shall survive termination of this Agreement.

(x)	The Company will maintain a system of internal accounting controls sufficient in accordance with the requirements of the Exchange Act and the Rules and Regulations to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.	Payment of Expenses.

(a)	The Company hereby agrees to pay the expenses and fees (other than fees of Underwriters’ counsel, except as provided in (ix) below) incident to the performance of its obligations under this Agreement, including, without limitation: (i) all costs and expenses incurred in connection with the preparation and filing of the Registration Statement and the Prospectus, and any amendments and supplements thereto, with the Commission, and the preparation and filing of the offering materials with the NASD; (ii) the fees and expenses incurred in connection with the listing of the Listed Securities on the American Stock Exchange; (iii) the actual out of pocket expenses incurred by the Underwriters with respect to the delivery of the Prospectus and all preliminary prospectuses, as well as the Selected Dealer Agreements, the Agreement Among Underwriter, and any related documents; (iv) all transfer agent and registrar fees, and any transfer or other taxes payable upon the delivery by the Company of the Securities and the Representative Securities; (v) the fees and expenses of accountants and counsel for the Company; (vi) all printing costs, including the Registration Statement and all amendments, the Prospectus and all preliminary prospectuses, including any supplements thereto, the underwriting documents, bound volumes of the Offering documents (including one set for each of the Underwriters and Underwriters’ Counsel; (vii) printing, engraving, issuance and delivery of the Common Stock certificates and the Warrant certificates; (viii) reasonable advertising costs and expenses, up to a maximum of $15,000, with respect to the Offering, including the cost of “tombstone” advertisements” to be placed in such appropriate daily or weekly periodicals as the underwriter shall request; (ix) disbursements and fees of Underwriters’ Counsel in connection with the qualification of the Securities under state or foreign securities or “Blue Sky” laws and determination of the status of such securities under legal investment laws, including the costs of printing and mailing the “Preliminary Blue Sky Memorandum,” the “Supplemental Blue Sky Memorandum” and “Legal Investments Survey,” if any, which Underwriters’ Counsel fees (exclusive of filing fees and disbursements) shall not exceed $2,500; provided that, for so long as the Common Stock qualifies as a “covered security” under Section 18 of the Act, no such fees shall be payable by the Company to Underwriters’ Counsel; and (x) the reasonable cost of offering memorabilia. All fees and expenses payable to the Representative hereunder shall be payable at the Closing Date or Overallotment Closing Date, as applicable, or in advance of the Closing Date if reasonably requested by the Representative, but in no event before such fees and expenses are incurred. Except for the NASD filing fee, any reimbursable expenses incurred by the Representative or any other Underwriter shall not exceed $5,000 without the prior written consent of the Company.

(b)	The Company agrees that, in addition to the expenses payable pursuant to subsection (a) of this Section 5, it will pay to the Representative, subject to the conditions of this subsection (b), a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Firm Securities (the “Non-Accountable Expense Allowance”), [$125,000] of which the Representative acknowledges receipt prior to the date hereof (the “Advance”). The Company will pay the remainder of the Non-Accountable Expense Allowance on the Closing Date by certified or bank cashier’s check or, at the election of the Company, by deduction from the proceeds of the offering contemplated herein. In the event the Underwriters elect to exercise the over-allotment option described in Section 2(b) hereof, the Company further agrees to pay to the Representative on the Overallotment Closing Date (by certified or bank cashier’s check or, at the Company’s election, by deduction from the proceeds of the offering) a non-accountable expense allowance equal to three percent (3%) of the gross proceeds received by the Company from the sale of the Overallotment Securities.

(c)	If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 6, Section 10(a) or Section 11, the Company shall be responsible for reimbursing the Representative for up to $100,000 in documented out-of-pocket expenses paid to unaffiliated third parties that are reasonably incurred by the Representative in connection with the transactions contemplated by this Agreement, and the Representative shall promptly pay to the Company an amount equal to the excess of the Advance over the lesser of (i) $100,000 and (ii) the amount of such documented out-of-pocket expenses paid or incurred by the

Representative to unaffiliated third parties prior to the termination of this Agreement and documented by the Representative to the reasonable satisfaction of the Company.

6.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder shall be subject to the continuing accuracy in all material respects of the representations and warranties of the Company herein as of the Closing Date and each Overallotment Closing Date, if any, as if they had been made on and as of the Closing Date or each Overallotment Closing Date, as the case may be; the accuracy on and as of the Closing Date or Overallotment Closing Date, if any, of the statements of officers of the Company made in any certificates delivered pursuant to the provisions hereof; and the performance by the Company on and as of the Closing Date and each Overallotment Closing Date, if any, of each of its material covenants and obligations hereunder and to the following further conditions:

(a)	The Registration Statement shall have be declared effective by the Commission not later than 5:30 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at the Closing Date and each Overallotment Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated to the knowledge of the Company by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Underwriters’ Counsel. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, the price of the Securities and any price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been or shall be transmitted to the Commission for filing pursuant to Rule 424(b) of the Rules and Regulations within the prescribed time period, and prior to Closing Date the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the Rules and Regulations.

(b)	The Representative shall not have advised the Company that the Registration Statement, or any amendment thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion and in the opinion of its counsel, is material or omits to state a fact which, in the Representative’s reasonable opinion and in the opinion of its counsel, is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or that the Prospectus, or any supplement thereto, contains an untrue statement of fact which, in the Representative’s reasonable opinion and in the opinion of its counsel, is material, or omits to state a fact which, in the Representative’s reasonable opinion and in the opinion of its counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)	The Company’s registration statement pursuant to the Exchange Act on Form 8-A with respect to the Units and the Warrants (the “Form 8-A”) has been declared effective by the Commission.

(d)	At the Closing Date and the Overallotment Closing Date, the Underwriters shall have received the favorable opinion of Covington & Burling, counsel to the Company, dated the Closing Date, or Overallotment Closing Date, as the case may be, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel, to the effect that:

i)	The Company: (A) is duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to own and operate its properties and to carry on its business as such properties and business are described in the Registration Statement and Prospectus; and (B) the Company is duly qualified as a foreign corporation in all jurisdictions in which by reason of maintaining an office in such jurisdiction or by owning or leasing real property in such jurisdiction it is required to be so qualified.

ii)	The Registration Statement, the Preliminary Prospectus and the Prospectus and any post-effective amendments or supplements thereto (other than the exhibits, financial statements, financial schedules and other financial and statistical data included therein, as to which no opinion need be rendered) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations, and the Company at the time of the filing of the Registration Statements and any amendments thereto satisfied the conditions for use of Form SB-2.

iii)	The offer, sale and issuance by the Company of the Securities and the Representative Securities have been duly authorized and, when issued, paid for and delivered in accordance with the terms of the instruments pursuant to which they are issued, will be validly issued, fully paid and non-assessable.

iv)	The form of stock certificate for the Common Stock conforms to the requirements of the Delaware General Corporation Law and the form of Warrant certificate delivered at the Closing conform to the requirements of the Warrant Agreement.

v)	The Securities, Representatives Purchase Option and the Representatives Option Units conform or upon issuance will conform in all material respects to all statements with respect thereto contained in the Registration Statement and the Prospectus.

vi)	The Registration Statement has been declared effective under the Act, and, if applicable, the filing of all pricing information has been timely made in the appropriate form under Rule 430A, and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act, and counsel is not aware of any proceedings for that purpose that have been instituted, are pending or are threatened by the Commission.

vii)	The Form 8-A has been declared effective under the Exchange Act;

viii)	This Agreement, the Representative Unit Purchase Option Agreement, the Warrant Agreement and the Consulting Agreement each have been duly and validly authorized, executed and delivered by the Company.

ix)	Neither the execution or delivery by the Company of this Agreement, the Representative Unit Purchase Option Agreement, the Warrant Agreement or the Consulting Agreement, nor its performance hereunder or thereunder, nor its consummation of the transactions contemplated herein or therein, conflicts with or will conflict with or results or will result in any material breach or violation of any of the terms or provisions of, or constitutes or will constitute a material default under, or result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets (tangible or intangible) of the Company under, the terms of, (A) the Certificate of Incorporation or By-Laws of the Company, (B) any indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument filed as an exhibit to the Registration Statement, (C) the Delaware General Corporation Law or any statute, rule or regulation of the State of New York applicable to the Company that in the experience of counsel is generally applicable to transactions in the nature of the Offering, or (D) any judgment, decree or order of any arbitrator, court, regulatory body or administrative agency or other governmental agency or body, having jurisdiction over the Company or any of its respective activities or properties that is identified to such counsel by the Company.

x)	All consents, approvals, authorizations or orders of, and filing with, any government agency of the United States or the State of New York required in connection with (i) the issuance by the Company of the Securities under this Agreement or the Warrant Agreement and (ii) the issuance by the Company of the Representative Securities under the Representative Unit Purchase Option Agreement, the Representative Unit Purchase Option or the Warrant Agreement have been obtained or made, provided, however, that counsel need not express an opinion on the securities or “blue sky” laws of any state.

xi)	The statements in the Prospectus under the captions “BUSINESS — Governmental Regulation,” “DESCRIPTION OF CAPITAL STOCK,” and “SHARES ELIGIBLE FOR FUTURE SALE” have been reviewed by such counsel, and insofar as they include descriptions of statutes, rules or regulations are correct in all material respects;

xii)	the Listed Securities have been approved for listing on the American Stock Exchange upon official notice of issuance.

In addition to the foregoing opinions, such counsel shall state that in connection with the Offering it has participated in meetings and teleconferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus and made no independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which lead them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective or the Prospectus as of the date of such opinion contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Prospectus or with respect to statements or omissions made therein in reliance upon information furnished in writing to the Company on behalf of any Underwriters expressly for use in the Registration Statement or the Prospectus).

In rendering the foregoing opinions, such counsel (A) need not express any opinion under any laws other than the federal securities laws, the Delaware General Corporation Law and the laws of the State of New York, and (B) may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and certificates or other written statements of public officials; provided, that copies of any such statements or certificates shall be delivered to Underwriters’ Counsel if requested.

(e)	At the Closing Date and the Overallotment Closing Date, the Representative shall have received the favorable opinion of Pennie & Edmunds LLP, patent counsel to the Company, dated the Closing Date, or Overallotment Closing Date, as the case may be, addressed to the Underwriters and in the form of Exhibit A attached hereto.

(f)	At each Overallotment Closing Date, if any, the Underwriters shall have received the favorable opinion of counsel to the Company, each dated the Overallotment Closing Date, addressed to the Underwriters and in form and substance satisfactory to Underwriters’ Counsel confirming as of the Overallotment Closing Date the statements made by such firm, in their opinion, delivered on the Closing Date.

(g)	On or prior to each of the Closing Date and the Overallotment Closing Date, Underwriters’ Counsel shall have been furnished such customary documents and certificates as they may reasonably require and request for the purpose of enabling them to review or pass upon the matters referred to in subsection (d) of this Section 6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

(h)	Prior to the Closing Date and each Overallotment Closing Date, if any: (i) there shall have been no material adverse change nor development involving a prospective change in the condition, financial or otherwise, prospects or the business activities of the Company, whether or not in the ordinary course of business, from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) there shall have been no transaction, not in the ordinary course of business, entered into by the Company, from the latest date as of which the financial condition of the Company is set forth in the Registration Statement and Prospectus which is materially adverse to the Company; (iii) the Company shall not be in material default under any provision of any instrument relating to any outstanding indebtedness for money borrowed, except as described in the Prospectus; (iv) no material amount of the assets of the Company shall have been pledged or mortgaged, except as set forth in the Registration Statement and Prospectus; (v) no action, suit or proceeding, at law or in equity, shall have been pending or to the Company’s knowledge threatened against the Company, or affecting any of its properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; and (vi) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated, threatened or contemplated by the Commission.

(i)	Subsequent to the dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date, (i) the Company will not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business; (ii) there shall not have been any change in the capital stock, funded debt (other than regular repayments of principal and interest on existing indebtedness) or other securities of the Company, any material adverse change in the condition (financial or other), business, operations, income, net worth or properties, including any material loss or damage to the properties of the Company (whether or not such loss is insured against), which could materially adversely affect the condition (financial or other), business, operations, income, net worth or properties of the Company; and (iii) the Company shall not have paid or declared any dividend or other distribution on its Common Stock or its other securities or redeemed or repurchased any of its Common Stock or other securities.

(j)	At the Closing Date and each Overallotment Closing Date, if any, the Underwriters shall have received a certificate of the Company signed by the principal executive officer and by the chief financial or chief accounting officer of the Company, dated the Closing Date or Overallotment Closing Date, as the case may be, to the effect that:

i)	The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or the Overallotment Closing Date, as the case may be, and the Company has complied with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to such Closing Date or Overallotment Closing Date, as the case may be;

ii)	0No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to the best of each of such person’s knowledge, are pending, contemplated or threatened under the Act;

iii)	The Registration Statement and the Prospectus and, if any, each amendment and each supplement thereto, contain all statements and information required to be included therein, and none of the Registration Statement, the Prospectus nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and neither the Preliminary Prospectus nor any supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

iv)	Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and except as otherwise contemplated therein: (A) the Company has not incurred up to and including the Closing Date or the Overallotment Closing Date, as the case may be, other than in the ordinary course of its business, any material liabilities or obligations, direct or contingent; (B) the Company has not paid or declared any dividends or other distributions on its capital stock; (C) the Company has not entered into any material transactions not in the ordinary course of business; (D) there has not been any change in the capital stock or any increase in long-term debt or any increase in the short-term borrowings (other than any increase in the short-term borrowings in the ordinary course of business) of the Company; (E) the Company has not sustained any material loss or damage to its property or assets, whether or not insured; (F) there is no litigation which is pending or, to the Company’s knowledge, threatened against the Company which is required to be set forth in an amended or supplemented Prospectus which has not been set forth;

v)	Neither the Company nor any of its officers or affiliates shall have taken, and the Company, its officers and affiliates will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in the stabilization or manipulation of the price of the Company’s securities to facilitate the sale or resale of the Units.

vi)	References to the Registration Statement and the Prospectus in this subsection (h) are to such documents as amended and supplemented at the date of such certificate.

(k)	By the Closing Date, the Underwriters shall have received clearance from NASD as to the amount of compensation allowable or payable to the Underwriters, as described in the Registration Statement.

(l)	At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to the Underwriters, from Eisner LLP.

i)	confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

ii)	stating that it is their opinion that the combined financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Underwriters may rely upon the opinion of Eisner LLP, with respect to the financial statements and supporting schedules included in the Registration Statement;

iii)	stating that, on the basis of a limited review which included a reading of the latest available unaudited interim combined financial statements of the Company (with an indication of the date of the latest available unaudited interim combined financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would lead them to believe that (A) the unaudited combined financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the

Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited combined financial statements of the Company included in the Registration Statement, or (B) at a specified date not more than five (5) days prior to the Effective Date of the Registration Statement, there has been any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity or net current assets or net assets of the Company as compared with amounts shown in the financial statements included in the Registration Statement, other than as set forth in or contemplated by the Registration Statement, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (C) during the period from December 31, 2001, to a specified date not more than five (5) days prior to the Effective Date of the Registration Statement, there was any decrease in net revenues, net earnings or increase in net earnings per common share of the Company, in each case as compared with the corresponding period beginning January 1, 2000 other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

iv)	setting forth, at a date not later than five (5) days prior to the Effective Date of the Registration Statement, the amount of liabilities of the Company (including a breakdown of commercial paper and notes payable to banks);

v)	stating that they have compared specific dollar amounts, numbers of Securities, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

vi)	stating that they have not during the immediately preceding five (5) year period brought to the attention of the Company’s management any “weakness”, as defined in Statement of Auditing Standard No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls;

vii)	stating that they have in addition carried out certain specified procedures, not constituting an audit, with respect to certain pro forma financial information which is included in the Registration Statement and the Prospectus and that nothing has come to their attention as a result of such procedures that caused them to believe such unaudited pro forma financial information does not comply in form in all material respects with the applicable accounting requirements of Rule ll-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of that information; and

viii)	statements as to such other matters incident to the transaction contemplated hereby as the Underwriters may reasonably request.

(m)	At the Closing Date and each Overallotment Closing Date, the Underwriters shall have received from Eisner LLP, a letter, dated as of the Closing Date, or Overallotment Closing Date, as the case may be, to the effect that they reaffirm that statements made in the letter furnished pursuant to Subsection (i) of this Section, except that the specified date referred to shall be a date not more than five days prior to Closing Date and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iii) of subsection (i) of this Section with respect to certain amounts, percentages and financial information as specified by the Underwriters and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iii).

(n)	On each of Closing Date and Overallotment Closing Date, if any, there shall have been duly tendered to the Underwriters for their accounts the appropriate number of Securities against payment therefore.

(o)	No order suspending the sale of the Securities in any jurisdiction designated by the Underwriters pursuant to subsection (e) of Section 4 hereof shall have been issued on either the Closing Date or the Overallotment Closing Date, if any, and no proceedings for that purpose shall have been instituted or to its knowledge or that of the Company shall be contemplated.

If any condition to the Underwriters’ obligations hereunder to be fulfilled prior to or at the Closing Date or the relevant Overallotment Closing Date, as the case may be, is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elects, it may waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

7.	Indemnification

(a)	The Company agrees to indemnify and hold harmless each of the Underwriters, including specifically each person who controls the Underwriters (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all losses, claims, damages, reasonable expenses or liabilities, joint or several (and actions in respect thereof), whatsoever (including but not limited to any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, to which the

Underwriters or such controlling person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (i) in the Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented); (ii) in any post-effective amendment or new registration statement or prospectus in which is included securities of the Company issued or issuable upon exercise of the Underwriters’ Unit Purchase Option; or (iii) in any application or other document or written communication (in this Section 7 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, the American Stock Exchange or any other securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein in light of not misleading (in the case of the Prospectus, in the light of the circumstances under which they were made); provided that this obligation of the Company shall not extend to any statements or omissions, if any, made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, in any post-effective amendment or new registration statement or prospectus, or in any application that is made in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by such Underwriters expressly for use therein. The indemnity agreement in this subsection (a) shall be in addition to any liability which the Company may have at common law or otherwise.

(b)	The Underwriters, severally but not jointly, hereby agree to indemnify and hold harmless the Company, each of its directors, officers and employees, its agents and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters but only with respect to statements or omissions, if any, made in the Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto, in any post-effective amendment or new registration statement or prospectus, or in any application that is made in reliance upon, and in conformity with, written information furnished to the Company with respect to the Underwriters by such Underwriters expressly for use therein; provided that the liability of each Underwriter to the Company shall be limited to the product of the Underwriters’ discount or commission for the Units multiplied by the number of Units sold by the Underwriters hereunder. The Underwriters acknowledge that the statements with respect to the public offering of the Securities set forth under the heading “Underwriting” of the Preliminary Prospectus, the Registration Statement and the Prospectus have been furnished by the Underwriters expressly for use therein. The indemnity agreement in this subsection (b) shall be in addition to any liability which the Underwriters may have at common law or otherwise.

(c)	Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 7, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7, except to the extent that it has been prejudiced in any material respect by such failure or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, the indemnifying party may assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action at the expense of the indemnifying party, (ii) the indemnifying parties shall not have employed counsel reasonably satisfactory to such indemnified party to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnifying party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. Anything in this Section 7 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided however, that such consent was not unreasonably withheld.

(d)	In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 7, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 7 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Securities or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is the contributing party and the Underwriters are the indemnified party the relative benefits received by the Company on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) bear to the total underwriting discounts and commissions received by the Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subdivision (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriters shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresenta tion (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each of its directors, officers and employees, its agents and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company, subject in each case to this subparagraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subparagraph (d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subparagraph (d) to the extent that such party or parties are not prejudiced in any material respect by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

8.	Representations and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto, and the indemnity agreements contained in Section

7 hereof, shall be operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company, or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the Underwriters.

9.	Effective Date. This Agreement shall become effective ______, 2002, at ______a.m., New York City time, on the next business day following the date hereof, or at such earlier time, which shall be concurrent with the Registration Statement becoming effective under the Act, as the Underwriters, in their discretion, shall release the Securities for the sale to the public, provided, however, that the provisions of Sections 5, 7 and 10 of this Agreement shall become effective immediately upon the due execution and delivery of this Agreement. For purposes of this Section 9, the Securities to be purchased hereunder shall be deemed to have been so released upon [the dispatch by the Representative of telegrams?] to securities dealers releasing such Securities for offering.

10.	Termination.

(a)	The Underwriters shall have the right to terminate this Agreement: (i) if any calamitous domestic or international event or act or occurrence has materially disrupted, or in the Representatives’ reasonable opinion will in the immediate future materially disrupt general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, by order of the Commission or any other government authority having jurisdiction; or (iii) if the United States shall have become involved in a war or major hostilities that materially disrupt general securities markets in the United States; or (iv) if a banking moratorium has been declared by a New York State or federal authority; or (v) if the Company shall have sustained a material loss, whether or not insured, by reason of fire, flood, accident or other calamity; or (vii) if there shall have been such material adverse change in the condition of the Company not contemplated by disclosure set forth in the Registration Statement, in each case as in the Underwriters’ reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Firm Securities. The reasons of the Underwriters for the termination of the Offering shall be set forth in reasonable detail in a letter from the Representative to the Company.

(b)	Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including, without limitation, pursuant to Sections 9 and 10 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 5(c) shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

(c)	Substitution of Underwriters. If any Underwriter or Underwriters shall default in its or their obligations to purchase Units hereunder and the aggregate numbers of Units which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of Units underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of Units with respect to which such default or defaults occur is more than ten percent (10%), the other Underwriters shall have no such obligation, but shall not be relieved of their obligation to fulfill their respective commitments.

If the remaining Underwriters are required hereby or agree to take up all or part of the Units of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Dates for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective number of Units to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriters of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder.

11.	Default by the Company. If the Company shall fail at the Closing Date or any Overallotment Closing Date, as applicable, to sell and deliver the number of Securities which it is obligated to sell hereunder on such date, then this Agreement shall terminate (or, if such default shall occur with respect to any Overallotment Securities to be purchased on an Overallotment Closing Date, the Underwriters may at the Underwriters’ option, by notice from the Underwriters to the Company, terminate the Underwriters’ obligations to purchase Securities from the Company on such date) without any liability on the part of any non-defaulting party other than pursuant to Section 5 and Section 7 hereof. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

12.	Notices. All notices and communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be delivered either by mail or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Roan/Meyers Associates, L.P., 17 State Street, 19th Floor, New York, New York 10004, Attention: Bruce Meyers, with a copy to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attention: Robert H. Cohen, Esq. (“Underwriters’ Counsel”). Notices to the Company shall be directed to the Company at 300 Professional Drive, Gaithersburg, Maryland, 20879, Attention: Dr. Vic Esposito, with a copy to Covington & Burling, 1201 Pennsylvania Avenue, NW, Washington D.C., 20004, Attention: D. Michael Lefever, Esq. All notices shall be effective when received by the party for which it is intended (that being in the case of the Underwriters, the Representative), regardless of whether or not a copy thereof also is delivered to the counsel referred to above.

13.	Parties. This Agreement shall inure solely to the benefit of and shall be binding upon, the several Underwriters, the Company and the controlling and other persons referred to in Section 7 hereof, and their respective successors, heirs, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Securities from any Underwriters shall be deemed to be a successor by reason merely of such purchase.

14.	Governing Law/Construction/Jurisdiction

(a)	This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

(b)	The Company (a) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or procedure. Each of the Company and the Representatives further agree to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the New York State Supreme Court for the Southern District of New York, and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney’s fees.

15.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which taken together shall be deemed to be one and the same instrument.

16.	Amendments and Waivers. All amendments or waivers of any provision of this Agreement shall be in writing. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

17.	Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

18.	Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

19.	Pronouns and Plurals. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

20.	Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement, including the Letter of Intent, dated September 11, 2002. between the Company and the Representative.

If the foregoing correctly sets forth our understanding, please so indicate in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement among us.

Very truly yours,

ANTEX BIOLOGICS INC

By: Name: Title:

Confirmed and accepted as of the date first above written

ROAN-MEYERS ASSOCIATES, L.P., as Representative
By:   Meyers Janssen Securities Group
         General Partner

By:
        Name:
        Title:

SCHEDULE I
Underwriters

Roan/Meyers Associates, L.P.

EXHIBIT A

Patent Counsel Opinion

[Form of Opinion of Issuer’s Patent Counsel]

[Date]
Roan Meyers Associates LP
As representative of the several
 Underwriters named in Schedule I
c/o 17 State Street
New York, New York 10004

     Re: Antex Biologics Inc.
Gentlemen:

     We have acted as patent counsel for Antex Biologics Inc., a Delaware corporation (the “Company”), in connection with the sale by the Company and purchase of [______] units, of the Company (the “Units”) by the several Underwriters listed in Schedule I to the Underwriting Agreement, dated ______, among the Company and Roan Meyers Associates LP, as representative of the several Underwriters named therein (the “Underwriting Agreement”). The opinion is being furnished pursuant to Section 6 of the Underwriting Agreement. All defined terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

     Specifically, we have represented the Company with respect to patents and patent applications as set forth in Registration Statement. All opinions expressed herein are based solely on the present actual knowledge of the persons in this firm who have devoted substantive attention to the representation of the Company.

     It should be recognized that opinions of patent counsel of the type referred to below rely on determinations of factual issues and determinations of complex issues of law and technology in an area where many issues have yet to be resolved. By statute, inventions are patentable in the United States unless patentability is precluded by facts or circumstances such as the prior work and prior publications of others, among other things. Hence, opinions regarding the issues of novelty and nonobviousness underlying patentability require literature searches and other investigations of the state of the relevant art and involve subjective judgments as to whether, in view of the level of skill possessed by those working in the art, the invention claimed in the patent would have been obvious to one having ordinary skill in that art at the time of the invention. We have undertaken no such searches or analyses for the specific purpose of rendering the following opinions.

     We are of the opinion that:

1.     To the best of such counsel’s knowledge, the statements in the Registration Statement and the Prospectus under the captions “Risk Factors” and “Business – Intellectual Property” (collectively, the “Intellectual Property Sections”) are accurate and fair summaries of the legal matters referred to therein.

2.     The Company owns all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them.

3.     To the best of our knowledge, there are no pending or threatened actions, suits or proceedings against or affecting any patents, patent licenses, trademarks, service marks, trade names, copyrights, mask works, technology, know-how or other proprietary intellectual property rights (“Intellectual Property”) owned or used by the Company or necessary to conduct the business now or proposed to be conducted by it as described in the Prospectus, to which the Company is a party or to which any of the properties of the Company is subject, except as disclosed in the Registration Statement and Prospectus.

4.     To the best of our knowledge, the Company has not received any notice of infringement or alleged infringement of the Company or conflict with asserted rights of others with respect to any Intellectual Property, except as disclosed in the Registration Statement.

5.     To the best of our knowledge, the pending patent applications referred to in the Prospectus have been duly and properly filed with the U.S. Patent and Trademark Office.

6.     Nothing has come to our attention that causes us to believe that the Intellectual Property Sections in the (a) Registration Statement or any amendment thereof, at the time the Registration became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein to make the statements therein not misleading, or (b) the Prospectus, as amended or supplemented as of its date and as of the date hereof, included any untrue statement of material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     With respect to patents and patent applications discussed in the Registration Statement and filed and prosecuted by our firm, we have relied on information provided to us by or on behalf of the named inventors concerning matters such as their knowledge of prior art, the disclosure required to enable others to make and use the respective inventions, and the best mode contemplated by the named inventors for carrying out their respective inventions. We have endeavored to notify the named inventors of their duty of candor toward the U.S. Patent and Trademark Office, but we have not made, nor are we in a position to make, an independent investigation of such technical information provided to us by the inventors. In only a few instances was a preliminary patentability search performed at or around the time the invention was first disclosed to this firm, and those cases where such a search was performed, it was only a limited search. We make no representations as to the completeness of these searches. No further search for prior art references has been conducted at this time in connection with the rendering of the present opinion. Relevant prior art references may exist which could affect the patentability of the patents and patent applications described in the Registration Statement. There is no assurance that patents will ultimately be granted from these applications or that, if patents are granted, they will ultimately be upheld in litigation if challenged or that they will have commercially significant scope.

     The information provided in this letter is current as of the present date. We assume no obligation to provide you with information that may hereafter be brought to our attention, whether or not deemed material.

Very truly yours,

___________________

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